Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated February 28, 2022, on the consolidated financial statements of Worthy Property Bonds, Inc. and Subsidiary as of December 31, 2021 and for the period from April 9, 2021 (inception) to December 31, 2021 included in this Amendment # 4 to the Regulation A Offering Statement of Worthy Property Bonds, Inc., on Form 1-A, and to the reference to our firm under the heading “Experts”.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

February 28, 2022